UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2011
SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)
(615) 301-7100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreements.
On May 12, 2011, SITEL Worldwide Corporation (“Sitel”) completed an amendment and extension (the “Amendment”) of its senior secured credit facility (the “Senior Secured Credit Facility”). Sitel’s Senior Secured Credit Facility was originally comprised of (i) $85.0 million of revolvers maturing on January 30, 2013, consisting of a $50.0 million U.S. revolver, a $7.0 million Canadian revolver (made available in Canadian dollars) and a $28.0 million U.K. revolver (made available in Euro and British pound sterling) and (ii) $675.0 million of term loans (the “Term Loans”) maturing on January 30, 2014, consisting of a $550.0 million U.S. term loan, a €51.4 million Euro term loan, and a £30.0 million British pound sterling term loan. SITEL, LLC is the borrower under the U.S. term loan and ClientLogic Holding Limited is the borrower under the Euro term loan and the British pound sterling term loan. As a result of the Amendment, Sitel extended the maturity date for $168,037,705 of the $286,739,235 outstanding U.S. term loan, €21,927,784 of the €30,125,652 outstanding Euro term loan, and £11,722,813 of the £17,554,250 outstanding British pound sterling term loan to January 30, 2017, and the remaining amounts remain due on the original maturity date.
The pricing of the extended portion of the U.S. term loan is based, at our option, on (a) LIBOR plus the applicable margin of 6.75% or (b) the higher of (i) the federal funds rate plus 0.5% and (ii) the banks’ prime rate, plus the applicable margin of 5.75%. The pricing of the extended portion of the Euro term loan is based on EURIBOR plus the applicable margin of 6.75%. The pricing of the extended portion of the British pound sterling term loan is based on LIBOR plus the applicable margin of 6.75%. The non-extended portions of the Term Loans will maintain their original pricing.
The Amendment also changed certain other terms of the Senior Secured Credit Facility, including amendments that:
•	allow flexibility to refinance or prepay the non-extended portions of the Term Loans prior to the extended portions, and to refinance, extend or replace the revolvers and term loans;
•	increase the Senior Secured Leverage Ratio covenant levels; and
•	decrease the Minimum Interest Coverage Ratio covenant levels.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The description of the material terms of the Amendment is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant
The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 17, 2011, the Company held its annual meeting of stockholders. At such meeting, the board of directors was reelected in its entirety. The Company did not solicit proxies with respect to this meeting.
Additionally, stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2011. Final voting results were: 2,222,533,532 votes for and no votes against or withheld.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Fourth Amendment, dated May 12, 2011, to the Credit Agreement, dated as of January 30, 2007, by and among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the other credit parties signatory thereto, the lenders signatory thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By:	/s/ David Beckman
	Name:	David Beckman
	Title:	Secretary

     Date: May 18, 2011

Exhibit
Number	Exhibit Description

10.1	Fourth Amendment, dated May 12, 2011, to the Credit Agreement, dated as of January 30, 2007, by and among SITEL, LLC, ClientLogic Holding Limited, SITEL CANADA CORPORATION (f/k/a ClientLogic Canada Corporation), the other credit parties signatory thereto, the lenders signatory thereto, and Goldman Sachs Credit Partners L.P., as administrative agent.

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